Exhibit 10.2
POP/PMT/PMC	EXECUTION

SECOND AMENDED AND RESTATED GUARANTY

SECOND AMENDED AND RESTATED GUARANTY, dated as of April 28, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (“PMIT”), and PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” and, together with PMIT, each, a “Guarantor” and collectively, the “Guarantors”), in favor of Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”)(for the benefit of Buyers).

RECITALS

WHEREAS, the Administrative Agent, PennyMac Holdings, PMC, POP (collectively, the “Sellers”), PMC REO Financing Trust, an asset subsidiary (the “REO Subsidiary” and together with the Sellers, the “Seller Parties”) and the Guarantors are entering into that certain Second Amended and Restated Master Repurchase Agreement dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), which amends and restates that certain Amended and Restated Master Repurchase Agreement dated as of March 31, 2016;

WHEREAS, Guarantors previously entered into an Amended and Restated Guaranty in favor of Administrative Agent, as a buyer, dated March 31, 2016 (the “Existing Guaranty”);

WHEREAS, the parties hereto have requested that the Existing Guaranty be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to that certain Assignment, Assumption and Appointment Agreement, dated as of June 16, 2016 by and among Administrative Agent, CS Cayman, as a buyer, and certain Buyers identified therein (as amended, restated, supplemented, or otherwise modified from time to time, the “Assignment, Assumption and Appointment Agreement”), Administrative Agent sold and assigned its right, title and interest in the Transactions and the related Purchased Assets, Contributed Assets and Repurchase Assets hereunder to such Buyers and was retained as Administrative Agent under the Repurchase Agreement;

WHEREAS, it is a condition precedent to the obligation of the Administrative Agent on behalf of Buyers to continue the Transactions under the Repurchase Agreement that Guarantors shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of Buyers;

NOW, THEREFORE, in consideration of the foregoing premises, to induce the Administrative Agent and Buyers to enter into the Repurchase Agreement and to enter into Transactions thereunder, Guarantors hereby agree with the Administrative Agent and Buyers, as follows:

1.Defined Terms.

(a)Unless otherwise defined herein, capitalized terms which are defined in the Repurchase Agreement and used herein shall have the respective meanings therein.

(b)For purposes of this Guaranty, “Obligations” shall mean all obligations and liabilities of the Seller Parties to the Administrative Agent and Buyers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Repurchase Agreement and any other Program Agreements and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and Buyers that are required to be paid by a party to the Transaction pursuant to the terms of the Program Agreements and costs of enforcement of this Guaranty) or otherwise.

2.Guaranty.

(a)Guarantors hereby unconditionally and irrevocably guarantee to the Administrative Agent and each Buyer the prompt and complete payment and performance by the Seller Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)The Guarantors shall pay additional amounts to, and indemnify, the Administrative Agent and Buyers (including for purposes of this Section 2, any assignee, successor or participant) with respect to Taxes (as defined in the Repurchase Agreement) imposed on payments pursuant to this Guaranty to the same extent as the Seller Parties would have paid additional amounts and indemnified the Administrative Agent and Buyers with respect to Taxes under Section 11(e) of the Repurchase Agreement if the Guarantors were the Seller Parties under the Repurchase Agreement.  For the avoidance of doubt, any such payments are in addition to the Guarantors’ obligation to pay any amounts required to be paid by the Seller Parties to the Administrative Agent and Buyers.

(c)Guarantors further agree to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or a Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantors under this Guaranty.  This Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement or (ii) the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller Parties may be free from any Obligations.

(d)No payment or payments made by a Seller Party or any other Person or received or collected by the Administrative Agent or a Buyer from a Seller Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantors hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

(e)Each Guarantor agrees that whenever, at any time, or from time to time, a Guarantor shall make any payment to the Administrative Agent or a Buyer on account of such Guarantor’s liability hereunder, such Guarantor will notify the Administrative Agent or such Buyer in writing that such payment is made under this Guaranty for such purpose.

3.Right of Set-off.  The Administrative Agent is hereby irrevocably authorized at any time and from time to time without notice to Guarantors, any such notice being hereby waived by Guarantors, to set off and appropriate and apply any and all monies and other property of Guarantors, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or any affiliate thereof to or for the credit or the account of any the Guarantor, or any part thereof in such amounts as the Administrative Agent may elect, on account of the Obligations and liabilities of Guarantors hereunder and claims of every nature and description of the Administrative Agent against either Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement or otherwise, as the Administrative Agent may elect, whether or not the Administrative Agent has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured.  The Administrative Agent shall notify Guarantors promptly of any such set-off and the application made by the Administrative Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent may have.

4.Subrogation.  Notwithstanding any payment or payments made by either Guarantor hereunder or any set-off or application of funds of either Guarantor by the Administrative Agent, either Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or Buyers against the Seller Parties or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or Buyers for the payment of the Obligations, nor shall either Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller Parties or any other guarantor in respect of payments made by either Guarantor hereunder, until all amounts owing to the Administrative Agent or Buyers by the Seller Parties on account of the Obligations are paid in full and the Repurchase Agreement is terminated.  If any amount shall be paid to either Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by such Guarantor for the benefit of Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such

Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

5.Amendments, etc. with Respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against either Guarantor, and without notice to or further assent by Guarantors, any demand for payment of any of the Obligations made by the Administrative Agent may be rescinded by the Administrative Agent, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or Buyers, and the Repurchase Agreement, and the other Program Agreements and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, pursuant to its terms and as the Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  The Administrative Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against any Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on the Seller Parties or any other guarantor, and any failure by the Administrative Agent to make any such demand or to collect any payments from the Seller Parties or any such guarantor or any release of the Seller Parties or such other guarantor shall not relieve any Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or Buyers against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.Guaranty Absolute and Unconditional.

(a)Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between the Seller Parties or Guarantors, on the one hand, and the Administrative Agent on behalf of Buyers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller Parties or Guarantors with respect to the Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Repurchase Agreement, the other Program Agreements, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller Parties against the Administrative Agent or Buyers, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Seller Parties or Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller Parties for the Obligations, or of any Guarantor under this Guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against either Guarantor, the Administrative Agent may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Seller Parties or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to pursue such other rights or remedies or to collect any payments from the Seller Parties or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller Parties or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent on behalf of Buyers against either Guarantor.  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantors and their successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Buyers and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of Guarantors under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Agreement the Seller Parties may be free from any Obligations.

(b)Without limiting the generality of the foregoing, each Guarantor hereby agrees, acknowledges, and represents and warrants to the Administrative Agent and Buyers as follows:

(i)Such Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Administrative Agent and Buyers any claim or defense based upon, an election of remedies by the Administrative Agent and Buyers which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Guarantor’s subrogation rights, rights to proceed against the Seller Parties or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantors to proceed against the Seller Parties, against any other guarantor, or against any other person or security.

(ii)Such Guarantor is presently informed of the financial condition of the Seller Parties and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Such Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of each Seller Party’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Administrative Agent for such information and will not rely upon the Administrative Agent for any such information.  Absent a written request for such information by such Guarantor to the Administrative Agent, such Guarantor hereby waives its right, if any, to require the Administrative Agent to disclose to such Guarantor any information which the Administrative Agent may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)Such Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Administrative Agent, such Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Seller Parties or any other guarantor to the Administrative Agent, now or at any time and from time to time in the future.

7.Reinstatement.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller Parties or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller Parties or any substantial part of their property, or otherwise, all as though such payments had not been made.

8.Payments.  Each Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars.

9.Event of Default.  If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, each Guarantor agrees that, as between such Guarantor and Administrative Agent, the Obligations may be declared to be due in accordance with the terms of the Repurchase Agreement for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller Party and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by each Guarantor for purposes of this Guaranty.

10.Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.Headings.  The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.No Waiver; Cumulative Remedies.  The Administrative Agent shall not by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantors and the Administrative Agent, provided that any provision of this Guaranty may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile or electronic transmission from the Administrative Agent to Guarantors.  This Guaranty shall be binding upon the personal representatives, successors and assigns of Guarantors and shall inure to the benefit of the Administrative Agent and Buyers and their respective successors and assigns.

14.Notices.  Notices delivered in connection with this Guaranty shall be given in accordance with Section 20 of the Repurchase Agreement.

15.Jurisdiction.

(a)THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING.  EACH GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

16.Integration.  This Guaranty represents the agreement of Guarantors with respect to the subject matter hereof and there are no promises or representations by the Seller Parties or Guarantor relative to the subject matter hereof not reflected herein.

17.Acknowledgments.  Each Guarantor hereby acknowledges that:

(a)such Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Agreements;

(b)the Administrative Agent does not have any fiduciary relationship to such Guarantor, such Guarantor does not have any fiduciary relationship to Administrative Agent and the relationship between the Administrative Agent, Buyers and such Guarantor is solely that of surety and creditor; and

(c)no joint venture exists between the Administrative Agent, Buyers and such Guarantor or among the Administrative Agent, Buyers, the Seller Parties and such Guarantor.

18.Intent.  This Guaranty is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

19.Amendment and Restatement.  The Guarantors entered into the Existing Guaranty in favor of Administrative Agent, as a buyer. The Guarantors desire to enter into this Guaranty in order to amend and restate the Existing Guaranty in its entirety.  The amendment and restatement of the Existing Guaranty shall become effective on the date hereof, and each Guarantor shall hereafter be bound by the terms and conditions of this Guaranty and the other Program Agreements, as applicable. This Guaranty amends and restates the terms and conditions of the Existing Guaranty, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Guaranty. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Guaranty are hereby ratified and affirmed by the parties hereto and remain in full force and effect.  All references to the Existing Guaranty in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Guaranty and the provisions hereof.

20.Joint and Several Liability. Each Guarantor hereby acknowledges and agrees that such Guarantor shall be jointly and severally liable for all representations, warranties, covenants, obligations and indemnities of the Guarantors hereunder.

21.Buyers as Intended Beneficiaries. The Administrative Agent and Guarantors hereby agree that the Buyers are intended third party beneficiaries of all provisions of this Guaranty.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

PENNYMAC MORTGAGE INVESTMENT TRUST, as a Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Signature Page to the Second Amended and Restated Guaranty